Exhibit 99.1

Jupiter Wellness Teams Up with David Gold and D3M Licensing Group to Launch Safety Shot, the World’s First Rapid Blood Alcohol Detox Drink

●	David Gold has aligned with and been a key factor in the success of the largest brands in the beverage industry including Celsius and Seagram’s Gin; its clients and affiliates include NASCAR, Marvel, Wynn Hotels, Mercedes Benz, and Sirius Radio
●	Represents and works with influencers including Flo Rida, Russell Simmons, Cynthia Bailey, and Ziggy Marley

JUPITER, FL – August 14, 2023 — Jupiter Wellness, Inc. (Nasdaq: JUPW), a diversified company that supports health and wellness, today announced it has signed a consulting agreement with David Gold and his firm D3M Licensing Group, a leader in licensing, endorsements, and brand ambassadorships. D3M will bring the power of its brand ambassador network and channel partnerships to support the highly anticipated global launch of Safety Shot, the world’s first rapid blood alcohol detoxification product.

Created by a doctor, patented, and validated by research, Safety Shot lowers blood alcohol content by up to 50% in just 30 minutes. Safety Shot creates a new product category for rapid alcohol detoxification in the fast-growing hangover remedy market, valued at $1.56 billion in 2020 and projected to grow at a CAGR of 14.6% through 2028.

D3M was instrumental in bringing Flo Rida, one of the top international recording and touring artists in the world, together with Celsius Holdings, Inc. to market Celsius brand functional beverages, helping to drive Celsius Holdings’ market capitalization to $13 billion today.

David Gold of D3M commented, “Safety Shot is a completely new paradigm in functional beverages and we believe it’s a once in a century kind of opportunity. We’re super excited to bring brand ambassadors on board and help build robust channels for this drink which can not only help people feel better after having a few drinks, and but also potentially make a big difference in safe drinking.”

“David and his team work with the top brands in the world and we are excited to partner with D3M to make Safety Shot one of the biggest brands in the beverage industry,” stated Jupiter Wellness CEO Brian John

About Jupiter Wellness

Jupiter Wellness is a diversified company that supports health and wellness by researching and developing over-the-counter (OTC) products and intellectual property. The Company’s product pipeline addresses a range of conditions, including hair loss, psoriasis, and vitiligo. Revenue is generated through the sales of OTC and consumer products and licensing royalties.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100
Email: info@JupiterWellness.com

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